PRIVATE AND CONFIDENTIAL
SUBJECT TO LEGAL REVIEW & COMMITMENT COMMITTEE APPROVAL

January 4, 2007

Mr. James Wang
Chief Executive Officer
Mr. Marc Siegel
President
China Direct Inc.
5301 Federal Hwy, Ste. 120
Boca Raton, FL 33487

Gentlemen:

      We are pleased that China Direct, Inc., including all of it's existing and future portfolio companies (the "COMPANY"), have decided to retain Roth Capital Partners, LLC ("RCP") to provide general financial advisory and investment banking services to the Company as set forth herein. This letter agreement ("AGREEMENT") will confirm RCP's acceptance of such retention and set forth the terms of our engagement.

      1. Retention. The Company hereby retains RCP as its exclusive financial advisor and investment banker to provide general financial advisory and investment banking services, and RCP accepts such retention on the terms and conditions set forth in this Agreement. In such capacity, RCP shall: (i) familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of the Company; (ii) advise the Company on matters relating to its capitalization;
(iii) evaluate alternative financing structures and arrangements; (iv) to the extent appropriate and feasible, assist the Company in developing appropriate acquisition criteria and identifying target industries; (v) to the extent appropriate and feasible, assist the Company in evaluating and make recommendations concerning the relationships among the Company's various lines of business and potential areas for business growth; and (vi) provide such other financial advisory and investment banking services upon which the parties may mutually agree.

      2. Information. In connection with RCP's activities hereunder, the Company will cooperate with RCP and furnish RCP upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the "INFORMATION") which RCP deems appropriate and will provide RCP with access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to RCP that all Information made available to RCP hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to RCP will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that RCP: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice

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                                                                          Page 2

rendered by RCP pursuant to this Agreement may not be disclosed publicly without RCP's prior written consent. RCP hereby acknowledges that certain of the Information received by RCP may be confidential and/or proprietary, including Information with respect to the Company's technologies, products, business plans, marketing, and other Information which must be maintained by RCP as confidential. RCP agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved. The term "confidential Information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the undersigned or its Representatives in violation of this Agreement, (ii) was or becomes available to the undersigned on a non-confidential basis from a source other than the Company or its Representatives provided that such source is not known to you to be bound by a confidentiality agreement with the Company, or otherwise prohibited from transmitting the information to the undersigned by a contractual, legal or fiduciary obligation or (iii) was within the undersigned's possession prior to its being furnished by or on behalf of the Company.

      3. Compensation. As consideration for RCP's services pursuant to this Agreement, RCP shall be entitled to receive, and the Company agrees to pay RCP, the following compensation:

(a) The Company shall pay to RCP (i) a non-refundable cash fee of $25,000 payable upon execution of this Agreement ("INITIAL ADVISORY FEE"). The fees (except for the Initial Advisory Fee) appearing in Exhibit B (hereto, the "FEE SCHEDULE") shall be earned by and paid to RCP by the Company in connection with a Financing or any other financings or transactions undertaken by the Company and shall be paid (i) in the case of a private placement of Company securities or other financing, at the time set forth in the third paragraph of Section 3(b) hereof and (ii) in the case of a transaction, at such time or times set forth in the third, fourth and/or fifth paragraphs of Section 3(b) hereof, as applicable, and, for purposes of determining the transaction fee, the aggregate amount of consideration paid in a transaction shall be determined in accordance with the fourth and fifth paragraphs of Section 3(b) hereof. The other terms of RCP's engagement (not included on the Fee Schedule) in connection with a private placement or other financing or transaction will be mutually agreed upon under separate advisory, placement agency and/or underwriting agreements.

(b) The Company and RCP acknowledge and agree that, in the course of performing services hereunder, RCP may introduce the Company to third parties who may be interested in providing financing to the Company (a "FINANCING"), or in entering into a transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, a "TRANSACTION").

      The Company agrees that if within eighteen (18) months from the effective date of the termination of this Agreement either the Company or any party to whom the Company was introduced by RCP or who was contacted by RCP in connection with its services for the Company hereunder proposes a Financing or any Transaction involving the Company and RCP is not engaged as the Company's exclusive financial advisor, agent and/or investment banker in connection with such Financing or Transaction pursuant to
      Section 6 hereof, then, if any such Financing or Transaction is consummated, the Company shall pay to RCP the fees in accordance with the Fee Schedule.

      Such fees shall be payable to RCP in cash at the closing or closings of the Financing or Transaction to which it relates.

      The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received, directly or indirectly, by the Company and/or its

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                                                                          Page 3

      stockholders in such Transaction, including, without limitation, cash, securities, notes or other evidences of indebtedness, assumption of liabilities (whether by operation of law or otherwise), or any combination thereof. If all or a portion of the consideration paid in the Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Transaction is consummated as mutually agreed upon in good faith by the Company and RCP. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Transaction. If such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Transaction. In such event, the fee payable to RCP pursuant to this
      Section 3 shall be paid on the 30th trading day subsequent to consummation of the Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company and RCP. If the non-cash consideration paid in the Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Transaction or exists thereafter), the value thereof shall be the maximum liquidation value (without regard to accrued dividends) of the preferred stock or the principal amount of the debt securities, as the case may be.

      Any amounts payable by a purchaser to the Company, any stockholder of the Company or an affiliate of either the Company or any stockholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement (or payable by the Company if the Company is the acquiring entity) shall be deemed to be part of the consideration paid in the Transaction. If all or a portion of the consideration payable in connection with the Transaction includes contingent future payments, then the Company shall pay to RCP an additional cash fee, determined in accordance with this Section 3, as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay RCP, upon consummation of such Transaction, an additional cash fee, determined in accordance with this Section 3 based upon the present value of such installment payments using a discount rate of 10%. If with respect to any non-cash consideration the Company and RCP are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and RCP (the fees and expenses of whom shall be borne equally by the Company and RCP).

      4. Certain Placement Procedures. The Company and RCP each represents to the other that it has not taken, and the Company and RCP each agrees with the other that it will not take any action, directly or indirectly, so as to cause any Financing pursuant to this Agreement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In effecting any such Financing, the Company and RCP each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in a Financing shall be deemed incorporated herein in their entirety and also to be made to RCP for its benefit. The Company agrees that it shall cause an opinion of its counsel to be addressed and delivered to RCP and any investors in a Financing.

      5. Expenses. In addition to payment to RCP of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse RCP for all reasonable

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                                                                          Page 4

expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by RCP in connection with its engagement hereunder. Upon the signing of the Engagement Letter, the Company will pay RCP $20,000 to cover initial expenses.

      6. Indemnification. The Company agrees to indemnify RCP in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the "INDEMNIFICATION PROVISIONS"), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

      7. Future Rights. As additional consideration for its services hereunder and as an inducement to cause RCP to enter into this Agreement, if at any time during the term of this Agreement or within eighteen (18) months from the effective date of the termination of this Agreement, the Company proposes to effect a private or public offering of its securities or a Financing or Transaction or to engage an investment banking firm to provide any other services to the Company (other than during the term of this Agreement the services to be provided by RCP hereunder), the Company shall offer to retain RCP as manager of such offering, or as its exclusive advisor, agent and/or investment banker in connection with such Financing, Transaction or other matter, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. Such offer shall be made in writing in order to be effective. The Company shall not offer to retain any other investment banking firm in connection with any such offering, Financing, Transaction or other matter on terms more favorable than those discussed with RCP without offering to retain RCP on such more favorable terms. RCP shall notify the Company within 30 days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If RCP should decline such retention, the Company shall have no further obligations to RCP, except as specifically provided for herein.

      8. Other Activities. The Company acknowledges that RCP has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of RCP contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of RCP or of any member, manager, officer, employee, agent or representative of RCP, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of RCP to render services of any kind to any other corporation, firm, individual or association. RCP may, but shall not be required to, present opportunities to the Company.

      9. Termination; Survival of Provisions. The Company may terminate this Agreement at any time upon 30 days' prior written notice to the other party after the twelve (12) month anniversary of this Agreement. In the event of such termination, the Company shall pay and deliver to RCP: (i) all compensation earned through the date of such termination ("TERMINATION DATE") pursuant to any provision of Section 3 hereof, and (ii) all compensation which may be earned by RCP after the Termination Date pursuant to Section 3 hereof, and shall reimburse RCP for all expenses incurred by RCP in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to RCP pursuant to the immediately preceding sentence shall be paid to RCP on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or Transaction or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). Notwithstanding anything expressed or implied herein to the contrary: (i) any Agency Agreement entered into between RCP and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 5, 6 (including,

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                                                                          Page 5

but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 7, 8, 9, 10, 11, 12, 13, 14, 15, 18 and 19 shall survive the termination of this Agreement. RCP may terminate this Agreement upon thirty (30) days notice.

      10. Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to RCP, to Roth Capital Partners, LLC, 11100 Santa Monica Blvd., Ste. 550, Los Angeles, CA 90025, Attention: Christopher Jennings, Fax No. 310 445 5864 and if to the Company, to the address, set forth on the first page of this Agreement. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

      11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably submits to the exclusive jurisdiction of any court of the State of California for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 9 hereof. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

      12. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

      13. Independent Contractor; Nondisclosure of Confidential Information. RCP has been retained under this agreement as an independent contractor with duties owed solely to the Company and nothing in this Agreement or the nature of the RCP's services shall be deemed to create a fiduciary or agency relationship between the Company and RCP. The advice, written or oral, rendered by RCP pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor shall any public references to RCP be made by the Company, without the prior written consent of RCP, which consent shall not be unreasonably withheld.

      14. Best Efforts Engagement for Capital Raising. It is expressly understood and acknowledged that RCP's engagement for any Financing hereunder does not constitute any commitment, express or implied, on the part of RCP or of any of its affiliates to purchase or place the Company's securities or to provide any type of financing and that any Financing will be conducted by RCP on a "best efforts" basis.

      15. Press Announcements. The Company agrees that RCP shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that RCP shall submit a copy of any such advertisement to the Company for its approval, such approval not to be unreasonably withheld.

      16. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

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                                                                          Page 6

      17. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither RCP nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

      18. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that RCP is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company's stockholders or creditors or any other person by virtue of this Agreement or the retention of RCP hereunder, all of which are hereby expressly waived.

      19. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

      20. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

      If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

                           Very truly yours,

                           ROTH CAPITAL PARTNERS, LLC

                           By: /s/ Christopher Jennings
                               ---------------------------------------

                               Mr. Christopher Jennings
                               Managing Director
                               Roth Capital Partners


CHINA DIRECT INC.

By: /s/ James Wang                                By: /s/ Marc Siegel
    --------------                                    ---------------
Mr. James Wang                                        Mr. Marc Siegel
Chief Executive Officer                               President
China Direct Inc.                                     China Direct Inc.

                                    EXHIBIT A

                           INDEMNIFICATION PROVISIONS

      Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

      The Company, including its affiliates, agrees to indemnify and hold harmless RCP and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "LOSSES"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, RCP's acting for the Company, including, without limitation, any act or omission by RCP in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and RCP to which these indemnification provisions are attached and form a part (the "AGREEMENT"), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by RCP of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of RCP by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

      These Indemnification Provisions shall extend to the following persons (collectively, the "INDEMNIFIED PARTIES"): RCP, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

      If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent. The Company shall not, without the prior written consent of RCP, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by RCP in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by RCP pursuant to the Agreement.

      Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

                                    EXHIBIT B

                                  FEE SCHEDULE

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

FINANCING FEES:        1. For any Financing, the Company shall:

                       (i) pay RCP a cash fee of 8% of the amount of capital raised, invested or committed; and

                       (ii) pay RCP a cash fee for non-accountable expenses of 2% of the amount of capital raised, invested or committed.

TRANSACTION FEES:      The Transaction Fees shall be payable to RCP in cash at
                       the closing or closings of the Transaction to which it relates.

                       An amount equal to the greater of:

                       (i)    $200,000, or

                       (ii) 2.5% of the aggregate consideration (as determined in accordance with Section 3(b)) paid or received by the Company and/or its stockholders in such Transaction, as the case may be.

                       (iii) Transaction Fees shall not be payable for the acquisition of companies that China Direct acquires a controlling interest in it's normal course of business which have not been introduced to China Direct by RCP.

ATTORNEY FEES:

                       The Company will pay all legal fees for each Financing or Transaction to RCP's counsel at the Closing.

AGENT'S WARRANTS:

                       The Company shall grant to RCP Agent Warrants in the form of, at RCP's option, (a) Securities issued pursuant to a Financing or (b) Common Stock of the Company, as follows:

                       (i) For any Financing or Transaction, warrants to purchase 10% of the amount of capital raised, invested or committed

                       The Agent Warrants shall have: (a) an exercise price equal to 110% of the 5-day VWAP of Common Stock preceding the closing of the Financing or Transaction, (b) a 5-year term, (c) cashless exercise provisions, (d) standard anti-dilution protections, and (e) one demand registration right and unlimited "piggy-back" registration rights.